[Logo of Entergy]                            [Logo of Vermont Yankee]




      Date:      August 15, 2001

      For        Immediate
      Release:

      Contacts:  Entergy Nuclear        Vermont Yankee

                 Carl Crawford          Rob Williams
                 (News Media)           (802) 258-4181
                 (601) 368-5658 office  rob.williams@vynpc.com
                 (888) 432-5493 pager
                 ccrawfo@entergy.com

                 Nancy Morovich         JPMorgan
                 (Investor Relations)   Paul Dabbar
                 (504) 576-5506         (212) 622-2287
                 nmorovi@entergy.com







        Entergy Will Buy Vermont Yankee for $180 Million

     NEW ORLEANS - Entergy Corporation (NYSE: ETR) and the

Vermont Yankee Nuclear Power Corporation have reached an

agreement to sell the Vermont Yankee nuclear power plant in

Vernon, VT, to Entergy for $180 million.

     Vermont Yankee will become Entergy's 10th nuclear unit and its fifth in the Northeast.  Entergy Nuclear has operated five nuclear units in Arkansas, Mississippi and Louisiana for more than

20 years and began buying its properties in the Northeast in 1999.

     The $180 million in cash represents $145 million for the

plant and related assets, and $35 million for nuclear fuel.

     "We expect to realize significant operating efficiencies

since Vermont Yankee is a sister plant to our Pilgrim plant in

Plymouth, Mass., and our FitzPatrick plant in Oswego County,

N.Y.," said Wayne Leonard, Chief Executive Officer of Entergy.

All three are boiling water reactors designed by General Electric and, as a result, many resources such as inventories and spare parts, best safety practices, group purchasing, specialized

technical skills, manpower, key management and financing can be shared.

     Ross Barkhurst, President and Chief Executive Officer of

Vermont Yankee, said, "We are pleased to be selling this

outstanding nuclear plant to a national leader in nuclear plant operations with a strong track record of safe operations. We are very pleased that the auction process run by JPMorgan has been so successful.  We were able to execute the auction on a timely basis with a process which garnered significant interest and clearly maximized the value of the plant."

     In addition to $180 million, Entergy will retain the plant's

450 employees at their same salary and comparable benefits.

     Entergy will also receive nuclear fuel and all materials and spare parts inventory as well as the plant, switchyard and related real estate in nearby Brattleboro.  Entergy will also assume decommissioning liability for the plant and the plant's

decommissioning trust fund, which is required by the U.S. Nuclear

Regulatory Commission.  No decommissioning top-off or any other financing by Vermont Yankee Nuclear Power Corporation is

anticipated with the transaction.

     For the benefit of power consumers of the Vermont Yankee

owner-utilities, the deal includes a power purchase agreement requiring Entergy to sell all the plant's power to present Vermont

Yankee sponsors through 2012, the remaining years of the plant's operating license, at  average annual prices ranging from $39 to

$45 a megawatt-hour.

     The agreement includes a "low market adjuster" that protects

Vermont Yankee owner-utilities and their power consumers in case power market prices drop significantly.  If a prior year's average market price of power is more than five percent below the annual agreement price for the current year, the agreement price would drop to 105 percent of the previous year's average market price.

     The Vermont Yankee Nuclear Power Corporation is owned by 12

New England utilities.  The largest shareholder is Central

Vermont Public Service Corp. in Rutland, VT, 31.3 percent, and the others are New England Power Co., 22.5 percent; Green

Mountain Power Corp., 17.9 percent; Connecticut Light and Power

Co., 9.5 percent; Central Maine Power Co. and Public Service

Company of New Hampshire, 4 percent each; Burlington Electric

Department, 3.6 percent; Cambridge Electric Light and Western

Massachusetts Electric Co., 2.5 percent each; Vermont Electric

Cooperative, Inc., 1 percent, and Washington Electric Cooperative

Inc. and Village of Lyndonville Electric Department, 0.6 percent each.

     Entergy Nuclear Chief Executive Officer Jerry Yelverton said the power purchase agreement benefits Entergy as well as New

England.  "New England power consumers will have a reliable source of electricity with built-in price stability.  That reduces our risk and allows us to focus our time and attention on increasing the plant's capacity factor, achieving cost synergies with other plants, and maintaining the highest level of safe operations."

     The sale is subject to the approval of the Public Service

Board of Vermont, the U.S. Nuclear Regulatory Commission, the

Federal Energy Regulatory Commission and other regulatory

authorities.  After their approvals, a closing is targeted for the spring of 2002.

     Vermont Yankee is the largest power generator in Vermont,

producing about 30 percent of the power used by Vermont consumers.

With a 510-megawatt capacity, the unit can produce enough power to supply about 500,000 homes.

     The plant has been an excellent performer with an average

capacity factor of 89 percent over the past 10 years, the second highest of all boiling water power reactors in the nation.

     "The men and women of Vermont Yankee have worked hard

fulfilling our commitment to a high standard of operations," said

Barkhurst, Vermont Yankee's president.  "Entergy's purchase is a clear indication that our hard work is valued by a nuclear

industry leader.  Our employees' culture of excellence will be welcomed by Entergy's successful national operation."

     Yelverton, Entergy Nuclear's CEO, said Entergy will be

committed to high environmental standards and close, supportive relations with local communities, as the current Vermont Yankee owners have been.

     Vermont Yankee Chairman Robert Young said, "This agreement preserves the economic benefits that Vermont Yankee provides the state and the region and the price stability inherent in the purchase power agreement helps protect New England's electric consumers from the volatility of the electricity market. We look forward to bringing this agreement before our regulators for a thorough review in the coming months."

     The plant and related assets will be transferred to Entergy

Nuclear Vermont Yankee LLC, an Entergy subsidiary, and will become part of the Entergy Nuclear Northeast fleet.

     In addition to the three boiling water reactors mentioned,

Entergy also owns and operates the Indian Point 3 unit, purchased from the New York Power Authority last November, and is preparing to close the purchase of the Indian Point 2 plant from Con Edison this fall.  Both are Westinghouse pressurized water reactors and located on the same site in north Westchester County, N.Y.

     The nuclear businesses of Entergy Corporation are

headquartered in Jackson, Miss.  As a global energy company,

Entergy, based in New Orleans, is the third largest power

generator in the nation with more than 30,000 megawatts of

generating capacity, about $9 billion in annual revenue and over

2.6 million customers in Arkansas, Mississippi, Louisiana and

Texas.

     Entergy Nuclear South operates five nuclear units from its regional office in Jackson, Miss.  Its newly acquired units are managed from its Entergy Nuclear Northeast regional office in

White Plains, N.Y.  Entergy Nuclear also manages decommissioning activities and furnishes license renewal engineering services to the U.S. nuclear power industry.

     JPMorgan acted as exclusive financial advisor to Vermont

Yankee on the sale, and has been advisor on the sale of 11 of the last 13 nuclear units sold in the U.S., including Millstone, Nine

Mile Point, Indian Point 3 and James A. Fitzpatrick.

                              -30-

      Entergy's on-line address is www.entergy-nuclear.com
    Vermont Yankee's on-line address is www.vermontyankee.com

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. and their affiliated companies may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel and purchased power prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, the onset of competition, including the ability to recover net regulatory assets and other potential stranded costs, the effects of recent developments in the California electricity market on the utility industry nationally, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, the success of new business ventures, changes in the markets for electricity and other energy-related commodities, changes in interest rates and in financial and foreign currency markets generally, the economic climate and growth in Entergy's service territories, changes in corporate strategies, and other factors.